                                                                   EXHIBIT 23(A)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 31, 2000 included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-8 (File No. 333-16529). It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.

                                          Arthur Andersen LLP

San Jose, California
February 28, 2000

                                                                   EXHIBIT 23(B)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 5, 1999 included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-8 (File No. 333-16529). It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.

                                       /s/ ARTHUR ANDERSEN LLP

San Jose, California
March 23, 1999

                                                                   EXHIBIT 23(C)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 10, 1998 included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-8 (File No. 333-16529). It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.

                                       /s/ ARTHUR ANDERSEN LLP

San Jose, California
March 11, 1998